Exhibit 99.1

MERRY LAND PROPERTIES, INC.

Certification of Periodic Financial Report,
Pursuant to 18 U.S.C. Section 1350

          Each of the undersigned officers of Merry Land Properties, Inc. certifies that the Quarterly Report on Form 10-Q of Merry Land Properties, Inc.or the quarter ended June 30, 2002 fully complies with the requirements of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: August 13, 2002

/s/ W. Tennent Houston
    W. Tennent Houston
    Chief Executive Officer

Dated: August 13, 2002

/s/ Dorrie E. Green
    Dorrie E. Green
    Chief Financial Officer

          This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.